Exhibit 10.7

Exclusive Brand License Agreement

Trademark Licensor (Party A): Qi Xiaoyu

Resident Identity Card Number: [REDACTED]

Trademark Licensee (Party B): Fujian Chuancheng Digital Technology Limited

Pursuant to the Trademark Law of the People’s Republic of China and the Regulations for the Implementation of the Trademark Law and other relevant regulations, the two parties, on the basis of free will and good faith and through friendly negotiation, have entered into this Brand License Agreement.

I. Trademark Licensing

1. Party A will exclusively license Party B to operate the following registered trademarks free of charge, and Party A shall not grant license to any other third party thereafter, otherwise Party A shall be deemed to have breached the Contract.

Class 09 Trademark (Registration No.: D.L. No. 6570548) Trademark Name: bopotop;

Class 09 Trademark (Registration No.: D.L. No. 6570547) Trademark Name: Lotfits;

2. Duration of Licence: This License Contract shall be valid in 10 years, from June 14, 2022 to June 13, 2032, and neither party may unilaterally terminate this Contract.

3. Within the above scope of license, Party B shall not grant license to any other third party. If such license is required, Party B shall notify Party A in advance.

II. Rights and Obligations of the Parties

1. Party A shall assume all intellectual property rights responsibilities such as infringement of third-party marks by the above trademark licensed by Party A to Party B, and Party B shall not assume any liability. If any loss is caused to Party B, Party B shall have the right to recover such loss from Party A.

2. Party B may use Party A’s trademark within the scope of license.

3. Party B shall not arbitrarily change the words, graphics or their combinations of Party A’s registered trademarks.

4. If Party B performs the Contract in accordance with the provisions, Party A may not unilaterally terminate or stop renewing this Contract. Otherwise, Party B shall have the right to investigate Party A’s liability for breach of contract.

5. Party B shall have the right to unilaterally terminate the Contract if Party A’s trademark is invalid or involved in infringement of rights.

If Party B terminates the Contract, Party B shall not use the trademarks and logos licensed by Party A on its products. Otherwise, Party A shall have the right to investigate Party B’s liability for infringement according to the law.

III. Appendix to the Contract

1. If there is any imperfect part of the business hereunder and relevant commercial terms, the parties shall make a separate written explanation through negotiation, which shall be attached to this Contract and form an integral part of this Contract.

2. Unless otherwise stated, all terms of this Contract shall also be applicable to the Appendix hereto. In case of any conflict between the terms in the Appendix and those of this Contract, the instructions provided in the Appendix shall prevail.

IV. Liability for Breach of Contract:

1. From the contract execution date, both parties shall perform the matters specified in this Contract in a friendly manner.

2. If either party breaches the Contract during the contract term, thus causing other losses to the other party, the non-breaching party shall have the right to appeal to the law in accordance with the Contract.

V. Confidentiality

1. This confidentiality clause shall not be invalidated by the termination of this Contract. This confidentiality clause shall remain binding on both parties even after the termination of this Contract.

2. At any time, whether during the contract term or after the termination of the Contract, either party shall be obligated to keep confidential the confidential information of the other party that it has learned during the cooperation. Neither party shall disclose any confidential information to any person at any time without the written consent of the other party.

VI. Dispute Resolution

All disputes arising from or in connection with this Contract shall be settled by the parties through friendly negotiation. If the parties fail to reach an agreement through negotiation, they shall file a lawsuit with the court in the place where Party B is located in accordance with the laws of the People’s Republic of China for settlement through litigation procedures.

VII. Supplementary Provisions

1. This Contract is made out in duplicate, with Party A and Party B holding one counterpart each.

2. This Contract shall come into force after both parties affix their signatures or seals hereto.

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Party A (Signature):	/s/ Xiaoyu Qi

Signed on: June 14, 2022

Party B (Seal): [Seal of Fujian Chuancheng Digital Technology Limited]

Signed on: June 14, 2022

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